SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2009

Neuralstem, Inc.
(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9700 Great Seneca Highway, Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 366-4841
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rules or Standards; Transfer of Listing

On June 5, 2009, Neuralstem, Inc. (the “Company”) received notice from the NYSE Amex LLC, (the “Exchange”), indicating that the Company is not in compliance with the continued listing standard in Section 1003 (a)(i) of the Exchange Company Guide (the “Company Guide”). The Company has been afforded the opportunity to submit a plan of compliance to the Exchange by July 6, 2009.  The Plan must demonstrate the Company’s ability to regain compliance with the Exchange’s listing standards by December 6, 2010.   In order to regain compliance, the Company must either: (i) have shareholders equity in excess of $2,000,000, or (ii) have a market capitalization of $50 million or more for a minimum of 30 consecutive trading days.  If the Company does not regain compliance or submit a plan prior to July 6, 2009, or if the plan is not accepted by the Exchange, the Company will be subject to the delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The Company intends to submit a plan to the Exchange.  If the plan is accepted, the Company’s common shares will remain listed during the plan period subject to periodic review by the Exchange to determine whether the Company is making progress consistent with the plan.  If the plan is not accepted, the Company has the ability to appeal such determination.  During such appeal process, the Company’s common shares will remain listed.

On June 5, 2009, the Company issued the press release attached hereto as Exhibit 99.1 with respect to the foregoing matters.

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated June 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr
Chief Executive Officer

Dated: June 5, 2009